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                                                                    EXHIBIT 99.1

[COGENT COMMUNICATIONS LOGO]

Cogent Public Relations Contact:
Jeff Henriksen                          Kristin Duskin-Gadd
(202) 295-4388                          (828) 684-2434
jhenriksen@cogentco.com                 kduskin-gadd@interprosepr.com
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Cogent Investor Relations Contact:
Helen Lee, CFO
202-295-4264
hlee@cogentco.com
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  COGENT COMMUNICATION'S ACQUISITION OF ALLIED RISER COMPLETED COGENT TO BEGIN
               TRADING ON AMEX TOMORROW, TUESDAY FEBRUARY 5, 2002

WASHINGTON, D.C. - February 4, 2002 - Cogent Communications Group, Inc., a Tier One, next-generation optical ISP announced today that it closed its merger transaction with Allied Riser Communications Corporation (NASDAQ: ARCC) and Cogent will begin trading on the American Stock Exchange tomorrow morning, February 5, 2002. As a result of the transaction, Allied Riser became a wholly owned subsidiary of Cogent. On January 31st, Allied Riser shareholders approved the merger of the two companies at a shareholder meeting held in Dallas, Texas. Pursuant to the terms of the merger agreement, Allied Riser shareholders will receive approximately .032 shares of common stock of Cogent for each Allied Riser share held, in a transaction structured to be a tax-free exchange.

Upon completion of the merger, Allied Riser became a wholly owned subsidiary of Cogent and Allied Riser's common stock will be voluntarily removed from listing on the NASDAQ Stock Market's National Market System. Cogent's common stock was immediately listed and will commence trading tomorrow morning on the American Stock Exchange under the symbol COI.

Jerry Dinsmore, departing Chairman, Chief Executive Officer and President of Allied Riser stated "this transaction provides the opportunity for all stakeholders in Allied Riser to participate in the further development of a unique network combining ARC's in-building fiber optic facilities with Cogent's expanding national network."

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Cogent/ARCC Merger/Page Two

Upon completion of the merger, Dave Schaeffer, Chairman and Chief Executive Officer of Cogent, said, "Our successful acquisition of Allied Riser provides Cogent with necessary in-building networks as well as valued building access rights already negotiated with hundreds of building owners and real estate investment trusts across the country. This will enable Cogent to dramatically accelerate its business plan and increase its footprint in the 20 markets we currently serve. Cogent is now uniquely positioned to provide LAN speed (100
Mbps) access to the Internet to a significantly larger universe of tenants at costs equivalent to what they currently pay for a traditional T1 connection at
1.5 Mbps."

ABOUT COGENT COMMUNICATIONS Cogent Communications (AMEX: COI) is a next generation optical ISP focused on delivering ultra-high speed Internet access and transport services to businesses in the multi-tenant marketplace and to service providers located in major metropolitan areas across the United States. Cogent's signature service offered to commercial end-users of 100 Mbps for $1,000 per month, offers 100 times the observed bandwidth of a T-1 connection at up to two-thirds of the cost. The Cogent solution makes ultra-high speed Internet access an affordable reality for small and medium-sized businesses, as well as large enterprises and service providers. Cogent's facilities-based, all-optical end-to-end IP network enables non-oversubscribed 100 Mbps and 1000 Mbps connectivity for radically low, unmetered pricing levels.
Cogent's network consists of a dedicated nationwide multiple OC-192 fiber backbone, multiple intra-city OC-48 fiber rings, and optically-interfaced high-speed routers. Cogent has been recognized as the first IP+Optical Cisco Powered Network (CPN). Cogent is currently servicing 20 metropolitan markets. Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached at (202) 295-4200 or via email at info@cogentco.com.

                                      # # #

Information in this release may involve expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Cogent Communications Group, Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent's registration statement on Form S-4 as amended by a Form S-4/A (Amendment No. 8) filed with the Securities and Exchange Commission ("SEC") on January 8, 2002, and in our other reports filed from time to time with the SEC.